Exhibit 99.2

RSC Equipment Rental

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Signature (Joint Owners)

Date

Signature [PLEASE SIGN WITHIN BOX]

Date

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

RSC HOLDINGS INC.

6929 EAST GREENWAY PARKWAY

SCOTTSDALE, ARIZONA 85254

M42022-P07118

RSC HOLDINGS INC.

For

Against

Abstain

The Board of Directors recommends you vote FOR the following proposals:

!1. To adopt the Agreement and Plan of Merger, dated as of December 15, 2011, by and between RSC Holdings Inc. (“RSC”) and United Rentals, Inc.

2. To approve, on an advisory, non-binding basis, certain agreements or understandings with, and items of compensation payable to, RSC’s named executive officers that are based on or otherwise related to the merger.

!3. To approve the adjournment of the special meeting of RSC stockholders, if necessary or appropriate, to permit further solicitation of proxies in favor of the adoption of the merger agreement.

If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote on such matters in their discretion.

!Please indicate if you plan to attend this meeting.

Yes

No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at http://___________.

M42023-P07118

RSC HOLDINGS INC.

Special Meeting of Stockholders

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Erik Olsson and Kevin J. Groman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RSC HOLDINGS INC., a Delaware corporation, that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at _:__ AM local time, on ______, 2012, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at ___________________. We intend to mail this Proxy Card on or about _______, 2012, to all stockholders entitled to vote at the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side